UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2	FINANCIAL INFORMATION

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 28, 2013, Key Technology, Inc. (the "Company") completed its previously announced acquisition (the "Acquisition") of all of the outstanding shares of Visys NV, a privately held Belgian company. The Acquisition was made pursuant to a Share Purchase Agreement (the "Agreement"), entered into as of February 24, 2013, by and among the Company, a wholly-owned subsidiary of the Company and the shareholders of Visys NV. Pursuant to the terms of the Agreement, all of the outstanding shares of Visys NV were acquired by the Company for approximately $13 million in cash, 600,000 shares of the Company's common stock and 250,000 warrants to buy shares of the Company's common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was included as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 28, 2013. The representations and warranties contained in the Agreement were made only for purposes of the transactions contemplated by the Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to shareholders, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the Agreement and should not be relied upon as a disclosure of factual information relating to the Company or any other party.

A copy of the Company's press release announcing the completion of the Acquisition is attached as Exhibit 99.1.

SECTION 3	SECURITIES AND TRADING MARKETS

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On February 28, 2013, as more completely described in Item 3.02 of the Company's Current Report on Form 8-K filed on February 28, 2013, which description is incorporated herein by this reference, the Company issued 600,000 shares of the Company's common stock and 250,000 warrants to purchase shares of the Company's common stock in connection with the transaction described in Item 2.01 above.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)	Exhibits
	99.1	Press Release of Key Technology, Inc., dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
President and Chief Executive Officer

Dated: March 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Key Technology, Inc., dated February 28, 2013